Exhibit 21.1

SUBSIDIARIES OF AVOCENT CORPORATION

As of December 31, 2007

1.     Avct Pty Ltd., an Australia corporation

2.     Avocent Asia Pacific Pte. Ltd., a Singapore company

3.     Avocent Australia Pty Ltd., an Australia corporation

4.     Avocent Belgium Limited SPRL, a Belgium company

5.     Avocent California Corp., a California corporation

6.     Avocent Canada Holding Corp., a Delaware corporation

7.     Avocent China Limited, a China corporation

8.     Avocent China Technology Limited, a China corporation

9.     Avocent Deutschland GmbH, a German corporation

10.   Avocent do Brasil Informática S.A., a Brazil corporation

11.   Avocent France SARL, a France corporation

12.   Avocent Fremont, LLC, a California limited liability company

13.   Avocent Huntsville Corp., an Alabama corporation

14.   Avocent International Holdings Ltd., an Ireland corporation

15.   Avocent International Limited, an Ireland corporation

16.   Avocent Ireland Holdings Limited, an Ireland corporation

17.   Avocent Italia SRL, an Italy corporation

18.   Avocent Japan KK, a Japan corporation

19.   Avocent Netherlands B.V. a Netherlands corporation

20.   Avocent Nevada LLC, a Nevada limited liability company

21.   Avocent Redmond Corp., a Washington corporation

22.   Avocent Services Corporation, a Texas corporation

23.   Avocent Spain SL, a Spain corporation

24.   Avocent Sweden AB, a Sweden corporation

25.   Avocent Texas, LLC, a Texas limited liability company

26.   Avocent UK Ltd., a United Kingdom corporation

27.   Crimson Acquisition Corp., a Delaware corporation

28.   Crimson Holding Corp., a Delaware corporation

29.   Cyclades England Limited, a United Kingdom corporation

30.   LANDesk (Beijing) Software Co. Ltd., a China corporation

31.   LANDesk Development, Inc, a Delaware corporation

32.   LANDesk Holdings, Inc., a Delaware Corporation

33.   LANDesk Group Limited, an Ireland Corporation

34.   LANDesk Software B.V., a Netherlands corporation

35.   LANDesk Software De Mexico S. de R.L. de C.V., a Mexico corporation

36.   LANDesk Software GmbH, a German corporation

37.   LANDesk Software, Inc., a Delaware corporation

38.   LANDesk Software KK, a Japan corporation

39.   LANDesk Software Limited, an Ireland corporation

40.   LANDesk Software Ltda, a Brazil corporation

41.   LANDesk Software SARL, a France corporation

42.   LANDesk Software UK Ltd, a United Kingdom corporation

43.   OSA Technologies, Inc., a Delaware corporation

44.   OSA Technologies Info. Co., Ltd., a China corporation

45.   Sonic Mobility Corp., a Nova Scotia company